                           SCHEDULE 14A

         UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                     SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
                Exchange Act of 1934 (As Amended)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement       [ ] CONFIDENTIAL, FOR USE
                                          OF THE COMMISSION ONLY
                                          (AS PERMITTED BY RULE 14A-6(E)(2))
[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14A-11(c) or (S)
    Section 240.14a-12.

             CANTERBURY INFORMATION TECHNOLOGY, INC.
-----------------------------------------------------------------
         (Name of Registrant as Specified in Its Charter)

-----------------------------------------------------------------
            (Name of Person(s) Filing Proxy Statement,
                  if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-
    6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction
    applies:
-----------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:
-----------------------------------------------------------------

(3) Per unit price or other underlying value of transaction
    computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
-----------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:
-----------------------------------------------------------------

(5) Total fee paid:
-----------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:______________________________________
(2) Form, Schedule or Registration Statement No._________________
(3) Filing Party:________________________________________________
(4) Date Filed:__________________________________________________

             Canterbury Information Technology, Inc.
         1600 Medford Plaza, Route 70 and Hartford Road
                   Medford, New Jersey  08055

                 P R O X Y   S T A T E M E N T

    Proxies, in the form enclosed with this Proxy Statement, are solicited by the Board of Directors of Canterbury Information Technology, Inc. for the Annual Meeting of Stockholders to be held on September 9, 1998 at 10:00 a.m. at The Mansion on Main Street, Plaza 3000 at Main Street, Voorhees, New Jersey.

    Shareholders of record as of the close of business on July 17, 1998 will be entitled to vote at the meeting and any adjournment thereof. As of that date, 6,146,242 shares of common stock of the Corporation were outstanding and entitled to one vote each. Execution of a proxy will not in any way affect a shareholder's right to attend the meeting and vote in person. Any shareholder submitting a proxy has the right to revoke it at any time before it is exercised.

    Any proxies that are sent in by shareholders may be revoked prior to September 9, 1998 at 10:00 a.m. by mail or other deliveries in writing, or by voice vote if the shareholder attends the Annual Meeting.

    The persons named as attorneys in the proxies are either Officers or Directors of the Corporation. With respect to the election of a Board of Directors, shares represented by proxies in the enclosed form, which are received, will be voted as stated below under "Election of Directors." Where a choice has been specified on the proxy with respect to the proposal, the shares represented by the proxy will be voted in accordance with the specification and will be votes FOR that proposal if no specification is indicated.

    Under Pennsylvania law, the presence of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at a meeting, shall constitute a quorum for purposes of consideration and action on a matter. Only shareholders indicating an affirmative or negative decision on a matter are treated as voting, so that abstentions, broker non-votes or mere absence or failure to vote is not equivalent to a negative decision and will not count toward a quorum, and if a quorum is otherwise present, effect the outcome of a vote. A broker non-vote occurs when a broker submits a proxy but does not have authority to vote a customer's shares on one or more matters. The affirmative vote of the holders of a majority of shares of common stock entitled to vote at the annual meeting is required for approval of each of the actions proposed to be taken at the Annual Meeting. In the event a shareholders' meeting is called for the election of Directors and is adjourned for lack of a quorum and another shareholders' meeting is called, those shareholders entitled to vote who attend the adjourned meeting, although less than a quorum as fixed under Pennsylvania law or in the by-laws, shall nevertheless constitute a quorum for the purpose of electing Directors. If a meeting called to vote upon an other matter than the election of Directors has been adjourned for at least 15 days because of the absence of a quorum, those shareholders entitled to vote who attend such meeting, although less than a quorum as fixed under Pennsylvania law or in the by-laws shall nevertheless constitute a quorum for purpose of acting upon any matter set forth in the notice of meeting, if the notice actually states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose upon acting on the matter, then the vote would be binding.

    No other matters are expected to be presented to the meeting. If any other matter should be presented at the meeting upon which it is proper to take a vote, shares represented by all proxies received will be voted with respect thereto in accordance with the judgment of the persons named as proxies.

    An Annual Report containing summary financial statements is enclosed with, but not as a part of, this Proxy Statement. Form 10-K report for the fiscal year ended November 30, 1997 as filed with the SEC, including complete financial statements audited by Ernst & Young, LLP, as well as the Company's Form 10-Q report for the period ended May 31, 1998 are available upon request.

    The first date that this Proxy Statement and Proxy Material were sent to the shareholders was July 28, 1998.

Proposal No. 1 - ELECTION OF DIRECTORS
--------------   ---------------------

    Seven Directors are to be elected at the Meeting, each to serve until the next Annual Meeting and until his or her successor shall have been elected and qualified. Each of the nominees named in the following pages is presently a member of the Board of Directors. In case any of the nominees should become unavailable for election, for any reason not presently known or contemplated, the persons named on the proxy card will have discretionary authority to vote pursuant to the proxy for a substitute.

NOMINEES FOR DIRECTORS
----------------------
                            Director
Name                    Age  Since     Principal Occupation
---------------------------------------------------------------------
Stanton M. Pikus        58   1981      President,Chief Executive Officer,
                                       and Chairman of the Board of Directors

Kevin J. McAndrew       40   1990      Executive Vice President, Chief
                                       Operating Officer, Chief Financial
                                       Officer, Treasurer

Jean Zwerlein Pikus     45   1984      Vice President - Operations, Secretary

Alan B. Manin*          61   1981      President, Atlantis

Stephen M. Vineberg*    57   1988      President, CMQ, Inc.

Paul L. Shapiro*        47   1992      Manager, McKesson Drug Co.

Frank A. Cappiello*     72   1995      Mutual Fund Money Manager, Closed-
                                       End Fund Advisors, Inc.
-----------------------
*Independent Directors


BIOGRAPHIES OF THE NOMINEES FOR DIRECTORS
-----------------------------------------

STANTON M. PIKUS, President, Chief Executive Officer and Chairman of the Board of Directors, was a founder of the Company (1981). He graduated from The Wharton School of the University of Pennsylvania (B.S., Economics and Accounting) in 1962. From 1968 until 1984 he had been President and majority stockholder of Brown, Bailey and Pikus, Inc., a mergers and acquisitions consulting firm that had completed more than twenty transactions. In addition, Mr. Pikus has been retained in the past by various small to medium-sized public companies in the capacity of an independent financial consultant. Since 1984, Mr. Pikus has devoted 100% of his time to the Company.

KEVIN J. McANDREW, CPA, Chief Operating Officer since December, 1993; Executive Vice President and Chief Financial Officer of the Company since June 21, 1987; Treasurer since January, 1988; and Director since 1990. He is a graduate of the University of Delaware (B.S. Accounting, 1980) and has been a Certified Public Accountant since 1982. From 1980 to 1983, he was an Auditor with the public accounting firm of Coopers & Lybrand in Philadelphia. From 1984 to 1986, Mr. McAndrew was employed as a Controller for a New Jersey based division of Allied Signal, Inc.

JEAN ZWERLEIN PIKUS, Vice President of Human Resources and Operations, Secretary, and Director since December 1, 1984, was employed by J. B. Lippincott Company, a publishing company, from 1974 to 1983, where she was Assistant Personnel Manager and also created its word processing center, and was responsible for the day-to-day control of word processing and graphic services. In 1984, Ms. Pikus graduated from The Wharton School of the University of Pennsylvania (B.S., Accounting and Management, cum laude). Ms. Pikus is the wife of the President, Stanton M. Pikus.

ALAN B. MANIN, Director of the Company since its inception, is a graduate of Temple University (B.S., 1960; M.Ed., 1966); a former teacher and Department Chairman in the Philadelphia School System (1960-1966); a former Vice President and Director of Education for Evelyn Wood Reading Dynamics (1966-1972); a former Director of Northeast Preparatory School (1973); President, Chief Operating Officer and founder of Health Careers Academy, a federally accredited (National Association of Trade and Technical Schools) vocational school (1974-1979); and a founder of the Company (1981). He is currently the President of Atlantis, a company which provides motivational training to employees of Fortune 1000 companies.

STEPHEN M. VINEBERG, a Director since 1988, is currently the President and Chief Executive Officer of CMQ, Inc. Previously he was a Vice President of Fidelity Bank, Philadelphia, where he was Chief Operating Officer of the Data Processing, Systems and Programming Divisions. Mr. Vineberg also directed a wholly-owned subsidiary of the bank that developed and marketed computer software, operated a service bureau and coordinated all electronic funds transfer activities.

PAUL L. SHAPIRO, a Director since December, 1992, has worked for McKesson Drug Company for the past 15 years. From 1973 through 1975, he was Director of the Pennsylvania Security Officers' Training Academy. In 1973, he graduated from York College of Pennsylvania with a B.S. Degree in Police Administration.

FRANK A. CAPPIELLO, a Director since April, 1995, is President of an investment counseling firm: McCullough, Andrews & Cappiello, Inc., providing management of more than $1 billion of assets. He is Chairman of three no-load mutual funds; Founder and Principal of Closed-End Fund Advisors, Inc.; publisher of Cappiello's Closed-End Fund Digest; author of several books and a regular panelist on "Wall Street Week with Louis Rukeyser." For more than 12 years Mr. Cappiello was Chief Investment Officer for an insurance holding company with overall responsibility for managing assets of $800 million. Prior to that, he was the Research Director of a major stock brokerage firm. He is a graduate of the University of Notre Dame and Harvard University's Graduate School of Business Administration.

RELATED TRANSACTIONS
--------------------
Please be advised that the present Officers and Directors have the following relationships and related transactions with the Company.

In early 1993, the Company agreed to purchase and restructure the key-man life insurance policies for its Corporate Officers. The amount and beneficiary of the key-man life insurance policies are as follows:

    Corporate Officers  Amount of Policy    Beneficiary
    ------------------  ----------------    -----------
    Stanton M. Pikus    $1,000,000          Company
    Kevin J. McAndrew   $1,000,000          Company
    Jean Z. Pikus       $  500,000          Company

Frank A. Cappiello was granted 33,334* options on January 30, 1995 which are not part of the 1987 Employee Stock Option Plan. The options convert to restricted common stock and Mr. Cappiello has five years from the date of grant to exercise these options.

In January, 1997 Mr. Cappiello purchased 33,334* shares of
Canterbury Information Technology, Inc. restricted common stock at $1.41* per share. Mr. Cappiello also received 33,334* five year stock options exercisable at $2.25* per share for his services, as well as his membership on the Board for the next two years.

*Theses numbers reflect the 1 for 3 reverse stock split effective
April 14, 1998.

EXECUTIVE CASH COMPENSATION
---------------------------

The following table sets forth a summary of cash compensation paid by the Company with respect to services rendered in fiscal 1995, 1996 and 1997 to the Executive Officers of the Company who received at least $100,000 in total annual compensation.

                        Summary Compensation Table
                        --------------------------

      Name &                                                                   Securities                   All
Principal Position Year Salary($)   Bonus($)  Other Annual    Restricted       Underlying     LTIP      Other Compen-
                                             Compensation($) Stock Awards($) Options/SAR(#)* Payouts(S)  sation($)
---------------------------------------------------------------------------------------------------------------------
Stanton Pikus      1997 $195,000    $  -      $  -            $  -             33,334          $  -     $   -
President,         1996  195,000       -         -               -             16,667             -         -
                   1995  199,148       -         -               -                  0             -      26,120

Kevin McAndrew     1997 $120,000       -         -               -             25,001             -         -
Chief Operating    1996  120,000       -         -               -             16,667             -         -
Officer,           1995  127,111       -         -               -                  0             -      11,307


(1) No other Executive Officers received in excess of $100,000 in total annual compensation for the three year period.

*Theses numbers reflect the 1 for 3 reverse stock split effective
April 14, 1998.

OPTION GRANTS
-------------

The following Executive Officers were granted five year stock options during fiscal 1997 pursuant to the 1995 Stock Incentive
Plan.

                 Stock Option   Stock Option       Percentage of
Name               Amount*         Price*      Total Options Granted
-------------------------------------------------------------------
Jean Z. Pikus       8,334         $2.250
                    6,667         $3.561               7.81%
Kevin J. McAndrew  16,667         $2.250
                    8,334         $3.561              13.01%
Stanton M. Pikus   33,334         $2.250              17.35%

*Theses numbers reflect the 1 for 3 reverse stock split effective
April 14, 1998.

AGGREGATED OPTION EXERCISES IN 1997 AND FISCAL YEAR-END 1997 OPTION VALUES
--------------------------------------------------------------------------

The following table provides information on option exercises in fiscal 1997 by the Executive Officers and on the Executive
Officers' unexercised options at November 30, 1997. Included are options granted under the 1987 Employee Stock Option Plan and the 1995 Stock Incentive Plan.


                Shares acquired                 Number of Securities Underlying     Value of Unexercised In-The-Money
                     on            Value     Unexercised Options at Year-End 1997(#)   Options at Year-End 1997(#)
Name              Exercise       Realized($)       Exercisable    Unexercisable        Exercisable    Unexercisable
---------------------------------------------------------------------------------------------------------------------
Stanton M. Pikus     0               -               66,668*            0                $28,101           0
Kevin J. McAndrew    0               -               91,669*            0                $14,051           0
Jean Z. Pikus        0               -               33,335*            0                $ 7,026           0


*Theses numbers reflect the 1 for 3 reverse stock split effective
April 14, 1998.

Option holders have five years from the date of grant to exercise any or all of their options, and upon leaving the Company the option holders must exercise within 30 days or lose the options. These options exercise into restricted shares of Company stock.

EMPLOYMENT CONTRACTS
--------------------

During fiscal 1997, the Company entered into an amended employment agreement with the President. The term of the agreement is five years and calls for a base salary of $195,000 which began on December 1, 1995 with annual salary increases of $25,000 in the second and third years and to remain at $245,000 for the last two years of the contract. Also included in the agreement are future incentives based on Company performance. There is a bonus opportunity of 5% on the first $500,000 of consolidated income before taxes and bonus and 3% above $500,000. In conjunction with this contract, the President agreed to a covenant not to compete with the Company during his employment and for a period of one year after his employment with the Company has terminated. For the year ended November 30, 1996 the President waived his right to receive any performance bonus earned and in exchange his contract was extended for one year through 2001 at the same terms.

The Company also has an amended employment agreement with its Executive Vice President and Chief Operating Officer. The term of the agreement is five years and calls for a base salary of $120,000 for fiscal 1997 and increases of $15,000 per year for the next four years. Also included in the agreement are future incentives based on the Company's profitability. A bonus of $30,000 will be earned if the consolidated income before income taxes and bonus of the Company exceeds $1,000,000. The bonus opportunity applies to each of the five years of the contract. For the year ended November 30, 1996, the Executive Vice President waived his right to receive any performance bonus earned and in exchange the contract was extended to 2001 at the same terms.

COMMITTEES OF THE BOARD
-----------------------

The Board has established an Audit Committee, a Stock Option Committee and a Compensation Committee. All three committees are currently composed entirely of Independent Directors who are not Officers of the Company (Frank A. Cappiello, Paul Shapiro and Stephen Vineberg).

DIRECTORS' REMUNERATION
-----------------------

Directors receive no cash compensation for services as Directors.
The following Directors received five-year stock options at market value during the fiscal year.

Name               Stock Option Amount*     Stock Option Price*
---------------------------------------------------------------

Frank A. Cappiello      33,334                   $2.250
Alan Manin               3,334                   $2.250
Paul Shapiro             8,334                   $2.250
                         2,500                   $3.561
Stephen Vineberg         8,334                   $2.250
                         2,500                   $3.561

*Theses numbers reflect the 1 for 3 reverse stock split effective
April 14, 1998.

The Company had 28 meetings of the Board of Directors during the last full fiscal year. There was no incumbent who, during the last full fiscal year, attended fewer than 86% of said meetings.

PERFORMANCE GRAPH
-----------------

The following graph demonstrates a comparison of the Company's shareholder returns at each fiscal year end as of November 30 with shareholder returns on a broad market index, the Nasdaq Stock Market (US), and an industry index, Nasdaq Non-Financial Stocks. The comparison assumes $100.00 was invested on November 30, 1993 in the Company's common stock, the Nasdaq Stock Market (US) and the Nasdaq Non-Financial Stocks.

                COMPARISON OF CUMULATIVE TOTAL RETURN

KEY:  --*-- Nasdaq National Market (US)
      ==*== Nasdaq Non-Financial
      --#-- Canterbury

D  550 -                                                        --*--
                                                           ==*==
O  500 -

L  450 -                                         -=*=-
                                            -=*=-
L  400 -                                    -=*=-

A  350 -                          -=*=-

R  300 -                -=*=-

S  250 -           -=*=-

   200 -
              -=*=-
   150 -

   100 - -=*#=-
              --#--          --#--
    50 -           --#----#--     --#----#----#--
                                                 --#----#----#--
     0 -

         ------------------------------------------------------
                              Years
          1993     1994      1995      1996      1996      1997


THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ENTIRE
             SLATE OF NOMINEES IN PROPOSAL NO. 1.

A majority vote of over 50% will be necessary to carry this proposal.


SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS
-----------------------------------------------------------

Name              Shares Beneficially Owned         % Owned of
                   on April 17, 1997*            Company's Shares
-----------------------------------------------------------------
Stanton M. Pikus        558,248(2)                    9.08%
Kevin J. McAndrew       186,306(3)                    3.03%
Jean Zwerlein Pikus (1)  89,808(4)                    1.46%
Alan B. Manin           134,057(5)                    2.18%
Stephen M. Vineberg      41,965(6)                     .68%
Paul L. Shapiro          34,003(7)                     .55%
Frank A. Cappiello      151,669(8)                    2.47%
Ronald Stella             3,334(9)                     .05%
Kevin Tull                4,167                        .07%
Alan McGaffin            99,412                       1.62%
                     ----------                      -----
TOTAL                 1,302,969                      21.20%
                     ==========                      =====

(1) Wife of Stanton M. Pikus, deemed to have beneficial interest in the 558, 248(2)*owned by husband.
(2) Included are 16,667* stock options exercisable at $10.875* per share; 16,667* stock options exercisable at $3.093* per share;
33,334* stock options exercisable at $2.25* per share; and 50,000 stock options exercisable at $1.375.
(3) Included are 33,334* stock options exercisable at $8.25* per share; 16,667* stock options exercisable at $10.875*; 8,334* stock options exercisable at $3.561* per share; 16,667* stock options exercisable at $3.093* per share; 16,667* stock options exercisable at $2.25* per share; and 35,000 stock options exercisable at $1.375.
(4) Included are 10,000* stock options exercisable at $10.875* per share; 6,667* stock options exercisable at $3.561* per share;
8,334* stock options exercisable at $3.093* per share; 8,334* stock options exercisable at $2.25* per share; and 20,000 stock options exercisable at $1.375 per share.
(5) Included are 3,334* stock options exercisable at $10.875* per share; 3,334* stock options exercisable at $3.093* per share;
3,334* stock options exercisable at $2.25* per share; and 10,000 stock options exercisable at $1.375 per share.
(6) Included are 2,500* stock options exercisable at $8.25* per share; 2,500* stock options exercisable at $9.375* per share;
2,500* stock options exercisable at $3.561* per share; 3,334* stock options exercisable at $8.43* per share; 834* stock options exercisable at $8.25* per share; 3,334* stock options exercisable at $3.093* per share; 8,334* stock options exercisable at $2.25* per share; and 10,000 stock options exercisable at $1.375 per share.
(7) Included are 2,500* stock options exercisable at $8.25* per share; 2,500* stock options exercisable at $9.375* per share; 834* stock options exercisable at $8.25* per share; 2,500* stock options exercisable at $3.561* per share; 3,334* stock options exercisable at $8.43* per share; 3,334* stock options exercisable at $3.093* per share; 8,334* stock options exercisable at $2.25* per share;
and 10,000 stock options exercisable at $1.375 per share.
(8) Included are 33,334* stock options exercisable at $6.00* per share; 3,334* stock options exercisable at $3.093* per share;
33,334* stock options exercisable at $2.25* per share; and 20,000 stock options exercisable at $1.375 per share. (See related transactions)
(9) Included are 3,334* stock options exercisable at $3.00* per share.

* Theses numbers reflect the 1 for 3 reverse stock split effective April 14, 1998.

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Executive Officers, Directors, and Affiliates to file initial reports of ownership and reports of changes of ownership of the Company's common stock with the Securities and Exchange Commission. These Executive Officers, Directors, and Affiliates are required to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on the Company's review of Securities and Exchange Commission Forms 3, 4, and 5 submitted to the Company, and written representations from these Officers, Directors, and Affiliates that no other reports were required, the Company notes that all forms were filed in a timely fashion.


Proposal No. 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
--------------   ------------------------------------------------------

The Board of Directors, upon recommendation of the Audit Committee, has selected Ernst & Young, LLP, as independent accountants for Canterbury Information Technology, Inc. for the fiscal year ending
November 30, 1998.   Ernst & Young, LLP has been the independent
public accountants for Canterbury since 1984.

Representatives of Ernst & Young, LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. If the appointment of Ernst & Young, LLP is not ratified, the Board of Directors will reconsider its selection of auditors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL
                            NO. 2.

A majority vote of over 50% will be necessary to carry this proposal.


EXPENSES OF SOLICITATION
------------------------

The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by regular employees of the Company, either personally or by telephone or telegraph. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers and other persons holding shares in their names or in the names of nominees for expenses in sending proxy materials to beneficial owners and obtaining proxies from such owners.

OTHER MATTERS
-------------

A copy of the Company's annual report to stockholders for the year ended November 30, 1997 is enclosed herein.

This proxy contains forward looking statements. The actual results might differ materially from those projected in the forward looking statements. Additional information concerning factors that could cause actual results to materially differ from those in forward looking statements is contained in Canterbury Information Technology, Inc.'s SEC filings, including periodic reports under the Securities Exchange Act of 1934, as amended, copies of which are available upon request from the Canterbury investor relations department.

The Board of Directors does not intend to bring any matters before the meeting other than as stated in this proxy statement, and is not aware that any other matters will be presented for action at the meeting. If any other matters come before the meeting, the persons named in the enclosed form of proxy will vote the proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy. The cost of preparing, assembling and mailing the proxy material will be borne by the Company.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Meeting in accordance with the directions given. In voting by proxy in regard to the election of seven Directors to serve until the 1998 Annual Meeting of Stockholders, stockholders may vote in favor of all nominees or withhold their votes as to all nominees or withhold their votes as to specific nominees. With respect to other items to be voted upon, stockholders may vote in favor of the item or against the item or may abstain from voting. Stockholders should specify their choices on the enclosed proxy. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by the proxy will be voted FOR the election of all Directors and FOR the proposal to ratify and approval of the appointment of independent accountants.

    Respectfully submitted,

    By: /s/ Jean Zwerlein Pikus
         Jean Zwerlein Pikus
         Vice President and Secretary

Dated:  July 28, 1998

Stockholders who do not expect to be present at the meeting and who wish to have their shares voted, are requested to make, date and sign the enclosed proxy and return it in the enclosed envelope. No postage is required if it is mailed in the United States.